                                                                   EXHIBIT 99(b)



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 11-K

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997




                          COMMISSION FILE NUMBER 1-2275




                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                 FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC.
                      AND AFFILIATES - UNIVERSAL EMPLOYEES
                                 375 Park Avenue
                            New York, New York 10152
              (Full title of the plan and the address of the plan)






                            THE SEAGRAM COMPANY LTD.
                                1430 Peel Street
                        Montreal, Quebec, Canada, H3A 1S9
           (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                              REQUIRED INFORMATION


1.       Not Applicable.

2.       Not Applicable.

3.       Not Applicable.

4        The Retirement Savings and Investment Plan for Employees of Joseph E.
         Seagram & Sons, Inc. and Affiliates-Universal Employees (the "Universal Plan") is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Attached hereto are the financial statements of the Universal Plan for the fiscal year ended December 31, 1997 prepared in accordance with the financial reporting requirements of ERISA.


                                    EXHIBITS


1. Financial statements of the Universal Plan for the fiscal year ended December 31, 1997 prepared in accordance with the financial reporting requirements of ERISA.

2.       Consent of Price Waterhouse LLP, independent accountants.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.


                                 RETIREMENT SAVINGS AND INVESTMENT PLAN FOR
                                 EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES


                                 By /s/ John Borgia
                                    -----------------------------
                                    John Borgia
                                    Member of Investment Committee


Date:  June 29, 1998

             RETIREMENT SAVINGS AND
             INVESTMENT PLAN FOR
             EMPLOYEES OF JOSEPH E.
             SEAGRAM & SONS, INC. AND
             AFFILIATES - UNIVERSAL
             EMPLOYEES
             REPORT AND FINANCIAL STATEMENTS
             DECEMBER 31, 1997 AND 1996

        RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E.
            SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES

                         INDEX TO FINANCIAL STATEMENTS*



                                                                         Page

Report of Independent Accountants.......................................   1

Statements of Net Assets Available for Plan Benefits (with Fund
   Information) at December 31, 1997 and 1996...........................   2

Statement of Changes in Net Assets Available for Plan Benefits (with
Fund Information) for the year ended December 31, 1997..................   3

Notes to Financial Statements...........................................   4









* All schedules required to be filed with the Department of Labor have been omitted because the schedules are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS


June 26, 1998

To the Participants and Administrative Committee of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees


In our opinion, the accompanying statements of net assets available for plan benefits as of December 31, 1997 and 1996 and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997 present fairly, in all material respects, the net assets available for plan benefits of the Retirement Savings and Investment Plan for Employees of Joseph
E. Seagram & Sons, Inc. and Affiliates - Universal Employees (the Plan, formerly the MCA INC. Employee Savings Plan) at December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's Administrative Committee; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ Price Waterhouse LLP

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
       JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                           DECEMBER 31, 1997 AND 1996
  STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS (WITH FUND INFORMATION)

                                             Money        Stable                          S&P 500       Managed       Growth
                                            Market        Income         Bond              Index         Equity       Equity
                                             Fund          Fund          Fund              Fund          Fund          Fund
                                             ----          ----          ----              ----          ----          ----
December 31, 1997
-----------------
Assets held in Master Trust (Note 9)     $11,422,325    $ 3,164,254    $10,672,837    $54,182,651    $ 6,357,839    $ 7,960,564
Contributions receivable                      68,224         18,907         63,439        321,738         37,791         47,317
Accrued income                                55,577         16,712             --             --             --             --
                                         -----------    -----------    -----------    -----------    -----------    -----------
   Net assets available
     for Plan benefits                   $11,546,126    $ 3,199,873    $10,736,276    $54,504,389    $ 6,395,630    $ 8,007,881
                                         ===========    ===========    ===========    ===========    ===========    ===========


                                           Seagram
                                            Stock          Loan
                                            Fund          Account          Total
                                            ----          -------          -----
December 31, 1997
-----------------

Assets held in Master Trust (Note 9)     $ 1,354,459    $ 1,621,555    $ 96,736,484
Contributions receivable                       8,051             --         565,467
Accrued income                                   134             --          72,423
                                         -----------    -----------    ------------
   Net assets available
     for Plan benefits                   $ 1,362,644    $ 1,621,555    $ 97,374,374
                                         ===========    ===========    ===========

                                         Short Term        Equity      Intermediate
                                         Investment        Index           Bond
                                            Fund           Fund         Index Fund          Total
                                            ----           ----         ----------          -----
December 31, 1996
-----------------
Assets held in Master Trust (Note 9)     $15,130,420    $48,054,390      $11,680,840     $74,865,650
Contributions receivable                         250          1,520               40           1,810
Accrued income                                65,680         22,860            1,700          90,240
                                         -----------    -----------      -----------     -----------

   Net assets available
     for Plan benefits                   $15,196,350    $48,078,770      $11,682,580     $74,957,700
                                         ===========    ===========      ===========     ===========

   The accompanying notes are an integral part of these financial statements.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
       JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                      FOR THE YEAR ENDED DECEMBER 31, 1997
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                             (WITH FUND INFORMATION)


                                                Money         Stable                        S&P 500         Managed         Growth
                                                Market        Income          Bond           Index          Equity          Equity
                                                 Fund         Fund            Fund           Fund            Fund            Fund
                                                 ----         ----            ----           ----            ----            ----
Additions to net assets attributed to:
  Investment income
   Net appreciation (depreciation) in
     fair value of investments              $        --   $        --   $   198,648    $15,623,854     $   527,502     $   329,767
   Interest and dividends                       699,403       108,038       714,620             --          63,059              --
                                            -----------   -----------   -----------    -----------     -----------     -----------
     Net investment income (loss)               699,403       108,038       913,268     15,623,854         590,561         329,767
                                            -----------   -----------   -----------    -----------     -----------     -----------

  Contributions
   Employee                                   1,295,290       358,974     1,204,438      6,108,487         717,487         898,356
   Employer                                     368,877       105,352       344,196      1,760,264         209,517         260,901
                                            -----------   -----------   -----------    -----------     -----------     -----------
     Total contributions                      1,664,167       464,326     1,548,634      7,868,751         927,004       1,159,257
                                            -----------   -----------   -----------    -----------     -----------     -----------

          Total additions                     2,363,570       572,364     2,461,902     23,492,605       1,517,565       1,489,024
                                            -----------   -----------   -----------    -----------     -----------     -----------

Decreases from net assets attributed to:
  Distributions to participants for
    withdrawals                              (1,972,928)      (90,306)   (2,531,977)    (4,504,794)       (267,251)       (176,818)

Interfund Transfers                          11,155,484     2,717,815    10,806,351     35,516,578       5,145,316       6,695,675
                                            -----------   -----------   -----------    -----------     -----------     -----------

Net increase (decrease) in Plan assets       11,546,126     3,199,873    10,736,276     54,504,389       6,395,630       8,007,881

Net assets available for Plan benefits:
       Beginning of year                             --            --            --             --              --              --
                                            -----------   -----------   -----------    -----------     -----------     -----------

       End of year                          $11,546,126   $ 3,199,873   $10,736,276    $54,504,389     $ 6,395,630     $ 8,007,881
                                            ===========   ===========   ===========    ===========     ===========     ===========










                                            Seagram                        Short-Term     Equity       Intermediate
                                             Stock             Loan        Investment      Index           Bond
                                              Fund            Account         Fund          Fund        Index Fund       Total
                                              ----            -------         ----          ----        ----------       -----
Additions to net assets attributed to:
  Investment income
   Net appreciation (depreciation) in
     fair value of investments              $  (167,175)    $        --   $        --   $        --     $        --    $16,512,596
   Interest and dividends                        19,639          58,446            --            --              --      1,663,205
                                            -----------     -----------   -----------   -----------     -----------    -----------
     Net investment income (loss)              (147,536)         58,446            --            --              --     18,175,801
                                            -----------     -----------   -----------   -----------     -----------    -----------

  Contributions
   Employee                                     152,866              --            --            --              --     10,735,898
   Employer                                      43,061              --            --            --              --      3,092,168
                                            -----------     -----------   -----------   -----------     -----------    -----------
     Total contributions                        195,927              --            --            --              --     13,828,066
                                            -----------     -----------   -----------   -----------     -----------    -----------

          Total additions                        48,391          58,446            --            --              --     32,003,867
                                            -----------     -----------   -----------   -----------     -----------    -----------

Decreases from net assets attributed to:
  Distributions to participants for
    withdrawals                                 (26,942)        (16,177)           --            --              --     (9,587,193)

Interfund Transfers                           1,341,195       1,579,286   (15,196,350)  (48,078,770)    (11,682,580)            --
                                            -----------     -----------   -----------   -----------     -----------    -----------

Net increase (decrease) in Plan assets        1,362,644       1,621,555   (15,196,350)  (48,078,770)     (11,682,580)    22,416,674

Net assets available for Plan benefits:
       Beginning of year                             --              --    15,196,350     48,078,770      11,682,580     74,957,700
                                            -----------     -----------   -----------    -----------      -----------    -----------

       End of year                          $ 1,362,644     $ 1,621,555   $        --   $        --       $      --      $97,374,374
                                            ===========     ===========   ===========   ============      ===========    ===========


  The accompanying notes are an integral part of these financial statements.

           RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS




1.    DESCRIPTION OF THE PLAN

      The Plan is a defined contribution plan originally established as the MCA INC. Employee Savings Plan ("MCA Plan") and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

      Effective January 1, 1997, the MCA Plan was amended and continued in the form of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates ("the Seagram Plan").
      The name of the MCA Plan was changed to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees (the "Plan"). To simplify plan administration, the Plan was amended in the form of the Seagram Plan, including certain modifications to the terms, to accommodate benefit provisions solely applicable to eligible employees of Universal Studios, Inc. ("Universal"). Notwithstanding the adoption of the terms of the Seagram Plan, the Plan has continued its existence as a separate plan. Plan assets are solely available for the benefit of and used to satisfy the liabilities incurred on behalf of employees covered by the Plan.

      The Plan covers employees of Universal and certain of its United States subsidiaries (collectively, the "Participating Companies") who are either
      (i) salaried employees or (ii) hourly employees employed in a classification designated by the Participating Companies from time to time, excluding persons who are members of a labor union, guild or other collective bargaining unit unless the employee is salaried and paid in whole or part by Universal or whose employment is subject to a labor agreement, persons employed on a special basis and persons employed by an operating unit of the Participating Companies to which the Plan has not been extended. In addition, non-salaried employees of Hilltop Service, Inc., seasonal and temporary employees of the Universal Studios Tour, certain temporary clerical employees and interns must complete one year of service before they are eligible to participate in the Plan.

      The Plan provides benefits to participants based upon amounts voluntarily contributed to a participant's account by the participant, and amounts contributed, under certain circumstances, by the Participating Companies (see Note 4). The ultimate benefit to be received by the participant depends on the amounts contributed, the investment results and the participant's vested interest at termination of employment (see Note 5).

      With respect to each participant, contributions are allocated among four accounts: Pre-Tax Account, Company Match Account, After-Tax Account and Rollover Account (collectively the "Accounts"). Such contributions are invested as designated by each participant in one or more of the investment funds referred to in Note 3, and are accumulated and invested in a trust held by The

           RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS


      Bank of New York as trustee (the "Trustee"). The Plan is administered through an Administrative Committee (the "Plan Administrator") appointed by the Board of Directors of Joseph E. Seagram & Sons, Inc.
      (the "Company").

      Expenses including trustee, custodial and some record keeping fees, are paid by the Company. Personnel and facilities of the Company are used by the Plan at no charge.

      The Board of Directors of the Company may terminate the Plan at anytime. In the case of termination, the rights of participants to their accounts shall be vested as of the date of termination.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accounting policies followed in the preparation of the financial statements of the Plan conform with generally accepted accounting principles. The significant accounting policies are:

      Basis of Accounting

      The accompanying financial statements of the Plan are maintained on the accrual basis of accounting.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan Administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

      Investment Valuation

      Through December 31, 1996, the assets of the MCA Plan were held by Bank of America NT&SA (the "Prior Trustee") and on January 1, 1997, the assets were transferred to the Trustee. The Plan participates in the Joseph E. Seagram & Sons, Inc. Master Trust (the "Master Trust") held by the
      Trustee where the assets of other related employee benefit plans of the Company and its affiliates are invested on a commingled basis. The Master Trust is recorded based on individual plan participants' account balances.

      Investments are recorded and valued as follows: (i) United States government obligations at fair value based on the current market yields;
      (ii) temporary investments in short-term investment funds at cost which in the normal course approximates fair value; (iii) securities representing units of other funds or equity securities at net asset value, as determined by the Trustee based on underlying fair market values. Participant loans are valued at cost plus accrued interest, which approximates fair value.

      Security Transactions

      Security transactions are accounted for on a trade date basis with the average cost basis used for determining the cost of investments sold. Interest income is recorded on an accrual basis. Income on securities purchased under agreements to resell is accounted for at the repurchase rate. Changes in discount on coupons detached from United States Treasury bonds are reflected as net appreciation in fair value of investments.

           RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS

3.    INVESTMENT PROGRAM

      Subsequent to the transfer of funds from the Prior Trustee on January 1, 1997, the Plan has been comprised of seven investment funds: (i) the Money Market Fund, investing in the State Street Yield Enhanced STIF Fund
      (which replaced the State Street STIF Utilized on October 4, 1997); (ii) the Stable Income Fund, investing in the Income Plus Fund managed by LaSalle National Trust, N.A.; (iii) the Bond Fund, investing in Putnam Income Fund, Class A Shares managed by Putnam Investment Management; (iv) the S&P 500 Index Fund, investing in the S&P 500 Flagship Fund, Series C, managed by State Street Bank and Trust Company; (v) the Managed Equity Fund, investing in Lazard Equity Portfolio managed by Lazard Freres Asset Management; (vi) the Growth Equity Fund, investing in Brandywine Fund, Inc. managed by Friess Associates; and (vii) the Seagram Stock Fund, investing primarily in The Seagram Company Ltd. common shares. The investments are administered by the Investment Committee appointed by the Board of Directors of the Company. Prior to the transfer of funds from the Prior Trustee to the Trustee, the Plan was comprised of three investment funds: (i) Short Term Investment Fund; (ii) Equity Index Fund;
      (iii) Intermediate Bond Index Fund.

4.    CONTRIBUTIONS

      Non-highly compensated employees, as defined, may elect to contribute to their Pre-Tax Accounts on a pre-tax basis ("Pre-Tax Contributions") and/or to their After-Tax Accounts on an after-tax basis ("After-Tax Contributions") through payroll deductions of 1% to 14% (in the aggregate) of their annual salary (as defined in the Plan), in any combination. Highly compensated employees, as defined, may elect to contribute from 1% to 10% of their annual salary on a pre-tax or after-tax basis, provided the aggregate percentage of the contributions does not exceed 10% of their annual salary. Contributions are subject to limitations imposed by federal law for qualified retirement plans.

      The Plan provides for mandatory matching contributions by the Participating Companies payable to the participants' Company Match Account. The Participating Companies, except as herein noted, contribute on behalf of the participants 40% of the participants' contributions not exceeding 5% of their salary. The Participating Companies matching contributions are subject to limitations imposed by federal law for qualified retirement plans.

      The Participating Companies may make discretionary contributions to participants' Company Match Accounts, in an amount to be determined by the Participating Companies. The Participating Companies have not made discretionary contributions since the inception of the Plan.

           RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS


      The Plan will accept into participants' Rollover Accounts cash received by participants from a qualified plan within the time prescribed by applicable law.


5.    VESTING

      A participant in the Plan always has a fully vested interest in the value of his or her contributions. He or she has a non-forfeitable right to the value of his or her Company Match Account upon retirement, disability (as defined in the Plan) or death. Upon termination of employment for any other reason, a participant vests in his or her Company Match Account in accordance with the following vesting schedule:

             Years of Service                            Vested Percentage
       ------------------------------                --------------------------

                Less than 1                                         0%
        At least 1, but less than 2                                20%
        At least 2, but less than 3                                40%
        At least 3, but less than 4                                60%
        At least 4, but less than 5                                80%
                 5 or more                                        100%

      Upon termination of employment for reasons other than retirement, disability or death of a participant who was not fully vested in his or her Company Match Account, the non-vested portion of the participant's Company Match Account shall be forfeited. Any amount forfeited shall be applied to reduce prospective Participating Companies' contributions. Any amount forfeited shall be restored if the participant is re-employed by a Participating Company before incurring a five year break in service and if the participant repays to the Plan (within five years after his or her re-employment commencement date) an amount in cash equal to the full amount distributed to him or her from the Plan on account of termination of employment, excluding amounts from the After-Tax and Rollover Accounts at the participant's election.

      The nonvested interest of terminated participants serves to reduce Participating Company contributions in the month subsequent to termination. The Participating Companies used $72,412 in forfeitures to offset their contributions during the year ended December 31, 1997.

6.    DISTRIBUTIONS

      Upon termination of employment, after retirement or for reason of disability or death, the participant or his or her beneficiary shall receive the value of his or her Accounts. However, if the termination of employment is for reasons other than

           RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS


      retirement, disability or death, the participant shall receive only the value of the vested portion of his or her Accounts (see Note 5). Benefits are recorded when paid.

      In accordance with the procedures established by the Administrative Committee, a terminated employee may elect to defer final distribution from the Plan. Upon such election, the amount of the participant's vested interest in the Plan is entitled to continue to receive investment income and is held by the Trustee until the date of distribution as elected by the employee.

      Prior to termination of employment, the participant may withdraw amounts from the participant's Accounts in accordance with the provisions of the plan.

7.    LOANS TO PARTICIPANTS

      A participant may apply for loans up to the lesser of $50,000 or 50% of the value of the vested portion of the participant's Accounts. The minimum loan amount is $1,000. The maximum repayment terms are 5 years for general purpose loans and 25 years for principal residence loans. Applications for loans must be approved by the Administrative Committee. The amounts borrowed are transferred from the investment funds in which the participant's Accounts are currently invested. Repayments and interest thereon are credited to the participant's current investment funds through payroll deductions made each pay period. The interest rate for loans is based on the prime rate on the first business day of the month in which the loan is made plus one percentage point.

           RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS


8.    TAX STATUS OF PLAN

      The Internal Revenue Service has ruled by a letter dated January 24, 1996 that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the "Code"). So long as the Plan continues to be so qualified, it is not subject to federal income taxes. The Plan has since been amended, and in March 1998 a new determination letter was requested. Management believes that the Plan, as amended, is in accordance with all applicable provisions of the Code and ERISA.

      Management has applied under the Internal Revenue Service's Voluntary Compliance Resolution program for the correction of an operational violation. The application is expected to be successful and no adverse tax qualification consequences are expected to affect the Plan.

      Participants are not currently subject to income tax on the Participating Companies' contributions to the Plan or on income earned by the Plan. Benefits distributed to participants or to their beneficiaries may be taxable to them. The tax treatment of the value of such benefits depends on the event giving rise to the distribution and the method of distribution selected.

           RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS


 9.  ASSETS HELD IN MASTER TRUST
     The assets and investment income of the Master Trust as of and for the year ended December 31, 1997 consisted of the following:

                                                            December 31,
     Assets                                                     1997
     ------                                                 ------------
     Money Market Fund - State Street Yield
       Enhanced STIF Fund                                   $ 24,089,219
     Stable Income Fund
       The LaSalle Income Plus Fund                           34,562,612
     Bond Fund
       Putnam Income Fund, Class A Shares                     27,015,278
     S&P 500 Index Fund - State Street S&P 500
       Flagship Fund, Series C                               133,217,637
     Managed Equity Fund
       Lazard Equity Portfolio Fund                           30,054,896
     Growth Equity Fund
       Brandywine Fund, Inc. Common Shares                    58,963,046
     Seagram Stock Fund
       The Seagram Company Ltd. Common Shares                 15,210,786
       Collective Short Term Investment Fund                     523,383
     The Coca-Cola Company Stock Fund
       The Coca-Cola Company Common Stock                      3,922,692
       Collective Short Term Investment Fund                     103,633
     Loans to Participants                                    10,426,983
                                                            ------------
          Total Investments                                 $338,090,165
                                                            ============

     As of December 31, 1997, the Plan's share of the Master Trust investments approximated 28.6%.

           RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS


                                            Year ended
                                           December 31,
Investment Income                              1997
-----------------                          ------------
Bond Fund                                  $    436,843
S&P 500 Index Fund                           35,154,443
Managed Equity Fund                           4,172,355
Growth Equity Fund                            5,076,157
Seagram Stock Fund                           (2,917,700)
The Coca-Cola Company Stock
  Fund                                        1,104,840
                                           ------------
Investment gains (net of
  investment expenses/losses)                43,026,938
Interest                                      5,497,996
Dividends                                       385,589
                                           ------------
Investment Income                          $ 48,910,523
                                           ============


As of December 31, 1996, the net assets of the Plan were invested in the MCA INC. Employee Savings Plan Single Trust ("MCA Single Trust"). The assets of the MCA Single Trust as of December 31, 1996 consisted of the following:

                                           December 31,
Assets                                         1996
------                                     ------------
Short Term Investment Fund                 $ 16,817,560
Equity Index Fund                            51,757,120
Intermediate Bond Index Fund                 12,572,930
                                           ------------
     Total Investments                     $ 81,147,610
                                           ============

As of December 31, 1996, the Plan's share of the MCA Single Trust approximated 92.3%.

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19059) of The Seagram Company Ltd. of our report dated June 26, 1998 relating to the financial statements of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates -- Universal Employees for the year ended December 31, 1997 included with this Form 11-K.


/s/ Price Waterhouse LLP

Century City, California
June 26, 1998